UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 24, 2023

EXPLANATORY NOTE

On September 26, 2023, Staffing 360 Solutions, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A, relating to the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Tuesday, October 24, 2023, commencing at 10:00 a.m., New York time, and on September 26, 2023, the Company filed with the SEC, a supplement to the definitive proxy statement on Schedule DEFA 14A, correcting the total shares of common stock, par value $0.00001 per share (the “Common Stock”), outstanding as of the Record Date (as defined herein), which was inadvertently reported incorrectly in the definitive proxy statement on Schedule 14A, and certain related disclosures (the definitive proxy statement on Schedule 14A and the supplement on Schedule DEFA 14A, together, the “Proxy Statement”). As previously disclosed, the board of directors of the Company has fixed the close of business on September 5, 2023 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) or postponement(s) thereof. Capitalized terms used in this supplement to the Proxy Statement (the “Supplement”) without definition have the same meanings as set forth in the Proxy Statement.

This Supplement is being filed to (i) correct the number of shares of the Company’s Series H Convertible Preferred Stock, par value $0.00001 per share (the “Series H Preferred Stock”) held by Joe Yelenic as disclosed in the beneficial ownership table and footnotes thereto, which were inadvertently reported on an as-converted basis, and (ii) disclose certain beneficial owners of the Company’s Series H Preferred Stock holding 5% and over of the Company’s Series H Preferred Stock to the beneficial ownership table and footnotes thereto presented in the section under the heading “Security Ownership of Certain Beneficial Owners and Management” on pages 12 and 13 of the Proxy Statement.

This Supplement should be read in conjunction with the Proxy Statement. Except as specifically amended or supplemented by the information contained herein, this Supplement does not otherwise modify, amend or supplement the Proxy Statement, and the information contained in the Proxy Statement should be considered in voting your shares. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement.

As corrected, the disclosure on pages 12 and 13 under the heading “Security Ownership of Certain Beneficial Owners and Management” should read as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock in accordance with the rules of the SEC, as of the Record Date for:

●	each of our directors;
●	each of (i) our principal executive officers during the year ended December 31, 2022, (ii) the two most highly compensated executive officers other than our principal executive officer during that year, and (iii) up to two additional executive officers for whom disclosure would have been provided but for the fact that each such officer was not serving as an executive officer at the end of that year; and
●	all persons, to our knowledge, that are the beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock; and

Except as indicated in footnotes to this table, we believe each person named in this table has sole voting and investment power with respect to the shares of Common Stock and Series H Preferred Stock opposite such person’s name. Percentage ownership is based on 4,851,020 shares of Common Stock and 9,000,000 shares of Series H Preferred Stock outstanding as of the Record Date.

Name of Beneficial Owner	Address	Common Stock Beneficially Owned (1)	Shares of Series H Preferred Stock	Percent of Common Stock	Percent of Series H Preferred Stock	Percentage of Voting Power on Proposal 1 and Proposal 2 (2)
Brendan Flood (3)	3 London Wall Buildings, London Wall, London, EC2M 5SY	287,770	-	5.87%	-	5.87%
Joe Yelenic (4)	757 Third Avenue, 27th Floor, New York, NY 10017	-	31,050	*	*	*	%
Dimitri Villard (5)	8721 Santa Monica Blvd, Suite 100 Los Angeles, CA 90069	41,578	-	*	-	*	%
Nicholas Florio (6)	Citrin Cooperman & Company LLP 529 Fifth Avenue New York, NY 10017	31,641	-	*	-	*	%
Alicia Barker (7)	757 Third Avenue, 27th Floor, New York, NY 10017	42,795	-	*	-	*	%
Vincent Cebula (8)	757 Third Avenue, 27th Floor, New York, NY 10017	40,800	-	*	-	*
Directors and officers as a group (6 persons)		444,584	31,050	9.19%	*	9.19%
Greater than 5% Holders:

Jackson Investment Group, LLC (9)	2655 Northwinds Parkway, Alpharetta, GA 30009	173,903	-	3.58%	-	3.58%
RScube Investment, LLC (10)	Rscube Investment, LLC 24 Hayhurst Drive Newtown, PA 18940	642,342	-	13.24%	-	13.24%
Chapel Hill Partners, L.P. (11)	Chapel Hill Partners, LP Jean-Pierre Sakey, GP 33 Bella Casa Way Clayton, NC 27527	-	9,000,000	*	100%	*
KLS Investments LLC (12)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016		655,755	*	7.29%	*
Ausdauer HW Staffing, LLC (13)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016		1,730,483	*	19.23%	*
Jean Neustadt, Jr. Irrevocable Trust II (14)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	-	648,194	*	7.20%	*
Tristar Partners of Texas LP (15)	c/o Staffing 360 Solutions, Inc. 757 Third Avenue, 27th Floor, New York, NY 10016	-	914,641	*	10.16%	*

* Less than 1%.

(1)	Shares of Common Stock beneficially owned and the respective percentages of beneficial ownership of Common Stock assume the exercise of all options and other securities convertible into Common Stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of the Record Date, except as otherwise noted. Shares issuable pursuant to the exercise of stock options and other securities convertible into Common Stock exercisable within 60 days are deemed outstanding and held by the holder of such options or other securities for computing the percentage of outstanding Common Stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding Common Stock beneficially owned by any other person.

(2)	All shares of Series H Preferred Stock shall vote on an as-converted basis, subject to certain beneficial ownership limitations.

(3)	Includes 237,450 shares of Common Stock owned and options to purchase up to 50,320 shares of Common Stock.

(4)	Mr. Yelenic owns 31,050 shares of Series H Preferred Stock, convertible into an aggregate of approximately 1,208 shares of Common Stock.

(5)	Includes 40,511 shares of Common Stock held personally by Mr. Villard, 1,067 shares of Common Stock held through Byzantine Productions, Inc., for which Mr. Villard is deemed the beneficial owner with sole voting and dispositive power over the securities held by the entity, and options held by Mr. Villard to purchase up to 17 shares of Common Stock.

(6)	Includes 70 shares of Common Stock held personally by Mr. Florio, and 31,554 shares of Common Stock and options to purchase up to 17 shares of Common Stock held in the name of Citrin Cooperman, for which Mr. Florio is deemed the beneficial owner with sole voting and dispositive power over the securities held by the firm.

(7)	Ms. Barker owns 42,795 shares of Common Stock.

(8)	Mr. Cebula owns 40,800 shares of Common Stock.

(9)	Includes (i) 134,478 shares of Common Stock directly owned by Jackson, (ii) up to 15,093 shares of Common Stock issuable upon the exercise of the Amended and Restated Warrant Agreement, as amended, originally dated as of April 25, 2018, by and between us and Jackson, and (iii) up to 24,332 shares of Common Stock issuable upon the exercise of the Warrant Agreement, dated as of October 27, 2022, by and between us and Jackson. The number of shares of Common Stock beneficially owned by Jackson is accurate to the best of the Company’s knowledge and does not take into account an aggregate of 200,000 shares of Common Stock issued to Jackson after September 5, 2023, which were not deemed outstanding as of the Record Date but were reported as beneficially owned by Jackson on the Schedule 13D/A filed jointly by Jackson and Richard L. Jackson with the SEC on September 5, 2023. Additionally, Mr. Jackson individually and beneficially owns 2 shares of Common Stock. With the exception of the 2 shares of Common Stock personally owned, Mr. Jackson disclaims beneficial ownership of all of the shares reported to be beneficially owned by Mr. Jackson except to the extent of his pecuniary interest therein.

(10)	Consists of 642,342 shares of Common Stock directly owned by RScube Investment, LLC (“Rscube”), as reported on the Schedule 13D/A filed jointly by RScube, Satvinder Singh and Anil Sharma with the SEC on August 28, 2023. Mr. Singh beneficially owns 50% of the outstanding shares of Rscube. Mr. Sharma beneficially owns the remaining 50% of the outstanding shares of Rscube. Accordingly, each of Rscube, Mr. Singh and Mr. Sharma may be deemed to beneficially own the shares owned directly by Rscube.

(11)	Consists of 9,000,000 shares of Series H Preferred Stock, convertible into an aggregate of approximately 350,004 shares of Common Stock. Pursuant to a voting rights agreement (the “Voting Rights Agreement”), dated as of May 18, 2022, by and among the Company, Headway Workforce Solutions, Inc., a Delaware corporation (“Headway”), Chapel Hill Partners, L.P., as the representative of all the stockholders of Headway (“Chapel Hill”) and the certain stockholders of the Series H Preferred Stock party to the Voting Rights Agreement, from the date of the Voting Rights Agreement until the third anniversary of such date, Chapel Hill (in its capacity as a stockholder) shall, among others, appear at every meeting of the stockholders, including any adjournments or postponements thereof, or otherwise cause all of the Company’s voting stock owned by Chapel Hill or issue a proxy to a third party to vote such voting stock, in favor of each matter proposed and recommended for approval by the board of directors. Pursuant to the Voting Rights Agreement, Chapel Hill may be deemed to hold voting power of the 9,000,000 shares of Series H Preferred Stock.

(12)	Consists of 613,151 shares of Series H Preferred Stock beneficially owned by KLS Investments LLC (“KLS”), which are convertible into an aggregate of approximately 25,502 shares of Common Stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(13)	Consists of 1,730,483 shares of Series H Preferred Stock beneficially owned by Ausdauer HW Staffing, LLC (“Ausdauer”), which are convertible into an aggregate of approximately 67,297 shares of Common Stock. The shares of Series H Preferred Stock held by KLS is accurate to the best of the Company’s knowledge.

(14)	Consists of 648,194 shares of Series H Preferred Stock beneficially owned by Jean Neustadt, Jr. Irrevocable Trust II (the “Jean Neustadt, Jr. Trust”), which are convertible into an aggregate of approximately 25,208 shares of Common Stock. The shares of Series H Preferred Stock held by the Jean Neustadt, Jr. Trust is accurate to the best of the Company’s knowledge.

(15)	Consists of 914,641 shares of Series H Preferred Stock beneficially owned by Tristar Partners of Texas LP (“Tristar”), which are convertible into an aggregate of approximately 35,570 shares of Common Stock. The shares of Series H Preferred Stock held by Tristar is accurate to the best of the Company’s knowledge.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 24, 2023:

Pursuant to the rules of the SEC with respect to the Special Meeting, we have elected to utilize the “full set delivery” option of providing paper copies of all of our proxy materials by mail. The Proxy Statement and the accompanying Notice of Special Meeting of Stockholders are also available for viewing, printing and downloading at www.proxyvote.com.